Exhibit 5.1

Museum Tower

150 West Flagler Street, Suite 2200

Miami, FL 33130

(305) 789-3200

stearnsweaver.com

November 20, 2017

Bluegreen Vacations Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

Re:	Registration Statement on Form S-1 (File No. 333-221062)

Ladies and Gentlemen:

We have acted as counsel to Bluegreen Vacations Corporation, a Florida corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-221062) (as amended or supplemented, and together with all exhibits thereto, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the public offering (the “Offering”) of the following shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”): (i) up to an aggregate of 3,736,723 shares of Common Stock by the Company (collectively, the “Company Shares”), and (ii) up to an aggregate of 3,736,722 shares of Common Stock by Woodbridge Holdings, LLC, a Florida limited liability company (the “Selling Shareholder”), in its capacity as a selling shareholder, including up to 974,797 shares of Common Stock issuable upon exercise of the Underwriters’ (as defined herein) option to purchase additional shares (collectively, the “Selling Shareholder Shares”).

In connection with this opinion, we have examined such instruments, documents, proceedings and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement and the prospectus which forms a part thereof (the “Prospectus”), (b) the Company’s Amended and Restated Articles of Incorporation, as currently in effect, (c) the Company’s Bylaws, as amended and/or amended and restated to date and currently in effect, (d) the form of the Company’s Fourth Amended and Restated Bylaws (the “A&R Bylaws”), to be in effect immediately prior to or upon the closing of the Offering, (e) minutes and records of proceedings of the Board of Directors and shareholders of the Company, and (e) the Underwriting Agreement (the “Underwriting Agreement”) entered into on November 16, 2017 by and among the Company, the Selling Shareholder, and Stifel, Nicolaus & Company, Incorporated and Credit Suisse Securities (USA) LLC, on behalf of themselves and each of the underwriters listed on Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), pursuant to which the Company Shares and the Selling Shareholder Shares are to be sold. In addition, as to questions of fact material to the opinions expressed herein, we have relied, without independent investigation, upon such certificates and written statements of public officials, corporate agents, officers and representatives of the Company and such other certificates and written statements as we deemed relevant.

In rendering this opinion, we have not undertaken any independent review of the operations of the Company. Instead, we have relied solely upon the documents described above. In examining such documents, we have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures, the legal capacity of all natural persons, and that actual information supplied to us was accurate, true and complete. In addition, in examining the documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to execute, enter into and perform all obligations thereunder, the execution and delivery by such parties of such documents and the validity and binding effect on such parties thereof. We have also assumed that the Registration Statement and any amendments thereto (including post-effective amendments) will continue to be effective at the time of the sale of any Shares.

Based upon and subject to the foregoing qualifications, assumptions and limitations, and the further limitations set forth below, we are of the opinion that:

1.	When the Company Shares have been issued, delivered and paid for as contemplated in the Registration Statement and the Prospectus and in accordance with the Underwriting Agreement, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.	The Selling Shareholder Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of Florida.

This opinion is being furnished pursuant to Item 16(a) of Form S-1 and Item 601(b)(5) of Regulation S-K of the Commission. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein, including that no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement. This opinion is given as of the date hereof, and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof that might alter the opinions contained herein.

We hereby consent to the reference to name of our firm in the Registration Statement and Prospectus, including the “Legal Matters” section thereof, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.